A LEADER IN GLOBAL
Prepaid Telecommunications and Services







SK3 GROUP

telecommunication

prepaid cards wireless services online services direct world

BUSINESS
Opportunity

The SK3 Group, Inc. management has identified segments within the US and international markets that have the highest growth potential and are currently under-serviced by the major providers. This growth is spurned on by increasing global mobility, consumer's desire to control costs, and the early adoption of new technology offerings by younger consumers.

SK3 is aggregating a historically low margin sector of the telecom industry and will enhance the gross margins of its products by consolidating and leveraging the purchasing power and its market presence with the telecom carriers. This aggregation provides a network of 200,000 distribution points, 1,000,000 registered e-commerce users, monthly distribution of over 5,000,000 international telecom cards and will generate revenues in excess of $520MM for FYE June 30, 2008 (projected).

SK3's current acquisition plan is designed to establish the company within the prepaid wireless, internet based telephony, international long-distance, and local exchange segments. The market demographics that SK3 focuses on are the ethnic, immigrant, credit challenged and un-banked communities. SK3 plans to integrate its business units to combine the marketing efforts of products and services inter-divisionally, through both the conventional and e-commerce sales channels. On completion of these acquisitions, the combined entity will operate under four groups: Distribution, E-Commerce, Wireless and Carrier.





SK3 GROUP

MARKET Analysis

SK3's existing divisions have always been strong suppliers to the ethnic and immigrant markets.

- Carrier Services
- Wholesale / Retail Distribution Services
- E-Commerce / VoIP Services
- Wireless Services

Each ethnic group is a unique market unto itself, requiring a slightly different marketing strategy and distribution channel. SK3's consumers desire a continuous communications link with their home countries, and are very loyal to companies and products which provide the highest value and quality of service. SK3 believes that this is a definable and sustainable market opportunity based upon repeat purchasers of its products and its core of online subscribers.

The aggregate buying power of these ethnic communities cannot be ignored by telecommunications services providers, and research suggests these ethnic communities account for nearly one third of every dollar spent on telecom services.[1] Understanding and addressing the considerable diversity among the populations that will make up the purchasing public in the years ahead, is a major prerequisite to designing a successful telecommunications marketing strategy.

[1] 'US Hispanic Use of Telecommunications Services, 2006-2011' Insight Research Corporation, 2006





ETHNIC
Market Category

The current minority population exceeds 98 million, and 33.5 million foreign-born residents live in the United States.

A majority of U.S. immigrants, are from Latin America, Asia, and Europe. Hispanics continue to be the largest minority group with a population of 42.7 million (nearly 44 percent of the US minority population) and, more importantly, remain the fastest growing group. Of these, more than 15 million were born outside of the US.[1]

The expatriate communities of Latin America are some of the prime target markets for SK3's products because of the close and supportive relationships they maintain with their home countries. US Hispanics are heavy users of beepers and pagers, local, long-distance, and international calls, and spend considerably more than the general market on value-added services such as call waiting and caller ID. Prepaid services have also experienced explosive growth in the US Hispanic market.

Expatriates overwhelmingly migrate to areas with high concentrations of their ethnic counterparts. In many cases, a high percentage of expatriates from any one community can be found in 4 or 5 States and usually in only 4 or 5 cities within those states. This greatly simplifies the marketing process and eliminates or significantly reduces many of the costs associated with a costly national infrastructure and service rollout.

[1] "US Hispanic Use of Telecommunications Services, 2006-2011" Insight Research Corporation, 2006

GLOBAL MINUTE USAGE FROM THE US



CANADA 5.5 Billion Mins.
UNITED KINGDOM 2.6 Billion Mins.
GERMANY 1.5 Billion Mins.
FRANCE 681 Million Mins.
PAKISTAN 643 Million Mins.
INDIA 1.3 Billion Mins.
MEXICO 4.7 Billion Mins.
ITALY 749 Million Mins.
JAPAN 905 Million Mins.
GUATEMALA 1.5 Billion Mins.
PHILIPPINES 1.5 Billion Mins.
EL SALVADOR 1 Billion Mins.
DOMINICAN REPUBLIC 780 Million Mins.
COLUMBIA 839 Million Mins.
BRAZIL 1 Billion Mins.

MARKET ANALYSIS

E-Commerce, Wireless, Distribution and Carrier Groups

The rise in immigrant populations and the cost-effectiveness of telecom products are driving growth on a global basis. Prepaid telecom products have been available to North American consumers since 1986.

E-Commerce Group

SK3 identifies e-commerce as having the greatest growth potential and highest margins within the sector. The combined SK3 Group already has a registered consumer base of 1,000,000 users.

According to the Forrester Group, consumer VoIP services are estimated to jump from $1.9 Billion to $9.5 Billion within three years. There is ample space for the company and many competitors, in this fast-growing marketplace. Telecom consultancy ATLANTIC-ACM estimates that US retail VoIP services revenues will reach $20.4 billion by 2009.[1]

Forecasters project a range of 13.5 million to 18.9 million VoIP subscribers by 2008 with more aggressive analysts predicting as many as 27.0 million residential VoIP subscribers by 2009[1].

Wireless Group

The total number of U.S. prepaid wireless subscribers is expected increase to 55.51 million by 2010 with the North American prepaid wireless services market growing to over $8.75 billion by 2010.[2]

There are an increasing number of reasons why carriers and service providers are now paying closer attention to prepaid wireless service offerings. The market for postpaid services is becoming increasingly saturated. Carriers and service providers are looking to both increase and diversify their revenue streams, and prepaid wireless services are providing that double digit annual growth.

[1] Atlantic-ACM, 'Wireless Growth Winners, Prepaid & Hybrid: 2006-2010', 2006



Market Analysis E-Commerce, Wireless, Distribution and Carrier Groups (continued)

Distribution Group

It is anticipated that domestic telecom card revenues will jump by almost 33 percent, climbing to $2.75 billion in 2008. Industry analysts also predict that by 2008 the international market will be more than twice the size of the domestic market at $5.5 billion.[1]

The majority of US based prepaid distributors tend to be regional operations. Their size does not provide them the purchasing power and provide enough market share to access superior rates from the telecom carriers. SK3's management forecast of $298MM for FYE ended June 30, 2008 would provide the necessary size to demand the lowest rates and the highest margins from carriers.

Carrier Group

Traditional telephone revenues are expected to reach $434 billion by 2008.[2] The Carrier market includes all of the services and products that have been offered by the telco's for decades. Carrier services provide the broadest reach of any telecom segment. CLECs give a company the ability to offer both local and long distance services as a primary supplier. This provides access to preferential carrier rates and allows the ability to produce private label products that can be sold through the distribution and e-commerce supply channels.

The goal of SK3 Group is to increase its profitability by consolidating all of the minute purchasing from the Distribution, Carrier, E-Commerce and Wireless divisions into one entity and leveraging pre-payment and bulk buying from their vendors. Implementation of the margin enhancement formula will produce additional margins, which will flow directly to the parent.

[1] Atlantic-ACM, "Wireless Growth Winners, Prepaid & Hybrid: 2006-2010", 2006
[2] "Country Profile USA Report" Hot Telecom, 2005



Residential & Business Phone Service
Carrier Group
AT&T, Bell South, Verizon & more
Pre-Paid Local Dial Tone
PC-to Phone Connectivity
Virtual Phonecard and Card PINs
International Phone Cards
Local & Long Distance Minutes
SIP Based VoIP Products
Pre-Paid Gift Cards
Distribution Group
Locus, Primus Iucadia, IDT & more
Margin Enhancement
E-Commerce Group
Reliablecom.com
Lebsdial.com
Eurocallingcard.com
& more
Web & SMS Call
Private Label Phone Cards
Supply Channel
B2C & B2B
Virtual International Phone Number
Pre-Paid Wireless Card
Wireless Group
Cingular, Boost, T-Mobile, Verizion & more
Virtual Prepaid Wireless PINs
GSM & CDMA Private Label Wireless Services / MVNO

SK3

Products & Services

The company has created a unique brand and a contemporary assortment of telecom products which successfully appeal to a multitude of users.

SK3 employs a directed marketing strategy with its products which capitalize on ethnic and cultural icons and images in the branding materials, which provide a visually identifiable connection to one's home country. These images are graphically represented on every product and are consistent with every website and marketing piece that SK3 produces with its in-house design group. The products and services provided by SK3 are built upon the communications infrastructure and networks of globally recognized telecommunications industry leaders such as Qwest, BT, CVT, ATT, Primus and Locus.




SK3
GROUP

Product Offerings

- VOIP
- Virtual International Phone Numbers
- GSM and CDMA Wireless Services
- Web and SMS Call
- PC – to – Phone Connectivity
- Virtual PINs
- Gift Cards
- International Phone Cards

GROUP Summaries

The experienced management of SK3 Group, Inc. has created a corporate structure best suited to leverage upon the historical successes of its acquisitions and achieve integrated operational success going forward.

An example of an immediate synergy can be illustrated by SK3's Carrier Group acquiring a CLEC company, which enables it to provide private label services, local telecom services and branded long-distance services. This will cause margins to double or even triple on custom branded, and in-house generated products and provides higher margin products and services for the Distribution and E-Commerce Group to sell.

Leveraging off its relationship with Cingular, the Wireless Group provides additional products for the Distribution arm to sell to their existing customers. Every entity gains benefits from the other within SK3. The management of all subsidiaries are guided by detailed performance, revenue, growth and profitability clauses that dictate their compensation, ensuring a desire to maintain profitability and growth going forward.

Each company specializes in a service or accesses a geographic region that is unique to its sister companies. Each subsidiary is operated as an independent profit center, with each business responsible for maintaining overall profitability. The subsidiaries fall within four operational groups:

1) E-Commerce Group
2) Distribution Group
3) Wireless Group
4) Carrier Group

E-Commerce Group

This division manages all aspects of online fulfillment and delivery of international and domestic long distance calling products, including virtual PINS (unique identifiers used by consumers to make calls) and internet based telephony products.

SK3 will be able to deliver highly competitive products to customers in over 200 countries via 8 existing websites, including www.reliablecom.com, its premier site, and one of the top ranked long-distance portals in the world. As there is no distribution cost associated with delivering a virtual PIN for international long distance, VoIP, wireless, and SMS products, the E-Commerce Group enjoys gross margins in excess of 12% and is one of the most profitable divisions of SK3. The E-Commerce Group currently has 1,000,000 registered customers and transacts 15,000 online orders every month.

The strategy includes the acquisition of smaller websites including www.eurocallingcard.com, which gives SK3 an e-commerce footprint in Europe.

The E-Commerce Group's revenues for FYE December 31, 2006 were $8MM[1], with Q1, March 31, 2007 revenues of $1MM[1]. Management has forecasted the division will generate $31MM in revenues FYE June 30, 2008 with a projected gross margin of 12%.

Distribution Group

This division distributes telecom products to newsstands, bodegas, independent groceries and national retail chains. Managing product development and marketing at the wholesale and retail levels. The operating subsidiaries within the Distribution Group are market leaders in their geographic regions. The plan is to increase margins providing prepayment and leverage buying power when negotiating direct rates with the carriers.

The critical and differentiating element that SK3 currently enjoys over its competition, is its network of 200,000 distribution points the combined group currently supplies. Over 400 products, including prepaid long distance to prepaid home services are supplied through these points of presence.

FYE December 31, 2006 revenues were $118MM[1] and Q1 March 31, 2007 revenues were $39MM[1]. FYE June 30, 2008 management has forecasted revenues of $298MM.

[1] *Unaudited Financial Statements*

Wireless Group

The Wireless Group is responsible for providing prepaid wireless recharge vouchers and prepaid international wireless cards from Tier 1 Telco's such as Cingular, with whom it has a reselling agreement. The intent of this group is to wrap the Wireless Group's products and services into the SK3 Distribution Division's network and leverage the distribution customer base. By bundling SK3's low long distance rates with the wireless products and by leveraging the current distribution network, the Group will have a competitive edge over such providers as Boost, Virgin Mobile, ATT and Sprint. Growth will be expedited by the acquisition of strategic wireless distributors.

Immediate goals of the wireless division are to vertically integrate the division and convert 10 % of SK3 Group's overall customer base to private label wireless CDMA and GSM products. The company's wireless acquisition strategy coupled with the existing carrier relationships, will allow the company to grow from FYE December 31, 2006 revenues of $62MM with Q1 2007 revenues reaching $24MM[1]. For FYE June 30, 2008 management has forecasted revenues of $173MM

The Carrier Group

SK3's rollup strategy includes acquiring Bellerud Communications LLC, a Texas based CLEC (Competitive Local Exchange Carrier) licensed in 7 states – Arkansas, Alabama, Florida, Indiana, Kentucky, South Carolina and Texas and gives SK3 the ability to offer local and long distance services in all these states. The success of the integration of the Carrier Division will lead to increased profitability for every individual subsidiary within SK3.

Revenues will increase by leveraging the purchasing power of SK3's combined entities with the Carrier Group's 34 existing contracts, some of which include ATT, Qwest, Verizon and Bell South. SK3's plan is to remain switchless, which will allow it to route its traffic through the most competitive carriers, while maintaining low operational overheads and virtually no technology risk.

FYE December 31, 2006 revenues were $700K[1] and Q1 March 31, 2007 revenues were $161K[1]. FYE June 30, 2008 management has forecasted revenues of $17MM.

[1] *Unaudited Financial Statements*

SK3 Income Statements

	HISTORICAL		PROJECTED INCOME STATEMENTS					
($ in 000's except per share data)	YE 2006 Dec 31	1Q-07 March 31	2Q-07 June 30	1Q-08 Sept 30	2Q-08 Dec 31	3Q-08 March 31	4Q-08 June 30	YE FISCAL June 30-08
E-Commerce Group	$ 8,387	$ 1,020	$ 1,100	$ 2,860	$ 4,362	$ 8,069	$ 15,734	$ 31,024
Wireless Group	61,941	23,893	24,000	30,000	37,500	46,875	58,594	172,969
Carrier Group	704	161	175	450	1,500	4,875	10,969	17,794
Distribution Group	117,686	39,431	40,000	48,000	63,840	84,907	101,889	298,636
Total	188,718	64,505	65,275	81,310	107,202	144,726	187,185	520,423
COST OF SALES								
E-Commerce Group	6,885	862	930	2,474	3,795	7,020	14,003	27,292
Wireless Group	61,139	23,773	23,880	29,775	37,219	46,172	57,715	170,880
Carrier Group	363	101	110	338	1,350	4,680	10,530	16,898
Distribution Group	115,633	37,577	38,119	45,912	60,967	81,086	97,304	285,269
Total	184,020	62,313	63,038	78,498	103,330	138,958	179,552	500,339
GROSS PROFITS	4,698	2,192	2,237	2,812	3,871	5,768	7,633	20,084
Gross margin	2.49%	3.40%	3.43%	3.46%	3.61%	3.99%	4.08%	3.86%
OPERATING EXPENSES								
Selling	400	100	100	107	380	813	1,301	2,602
General & administrative	3,491	1,020	1,050	1,214	1,273	1,357	1,554	5,398
Provision for doubtful accounts	-	-	-	120	160	212	255	747
Total	3,891	1,120	1,150	1,441	1,813	2,382	3,110	8,746
OPERATING PROFIT (EBITDA)	$ 807	$ 1,072	$ 1,087	$ 1,370	$ 2,058	$ 3,386	$ 4,525	$ 11,338
Operating margin	0.43%	1.66%	1.67%	1.69%	1.92%	2.34%	2.42%	2.18%

SK3 Balance Sheet

($ in 000's except per share data)	HISTORICAL		PROJECTED				
	YE 2006 Dec 31	1Q-07 March 31	2Q-07 June 30	1Q-08 Sept 30	2Q-08 Dec 31	3Q-08 March 31	4Q-08 June 30
ASSETS							
Current Assets							
Cash & equivalents	$ 2,213	$ 1,924	$ 20,616	$ 6,985	$ 4,290	$ 2,210	$ 2,057
Accounts receivable	13,899	17,672	15,063	18,104	23,732	31,536	39,566
Inventory	7,302	6,429	9,698	12,077	15,897	18,706	24,170
Other current assets	2	65	65	65	65	65	65
Total	23,416	26,090	45,443	37,231	43,984	52,517	65,859
Property, Plant & equipment	175	173	259	269	299	319	334
Other assets							
Goodwill	65	65	65	6,411	6,708	7,307	8,481
Deferred tax assets	370	70	70	–	–	–	–
Equity issuance Cost	–	–	1,917	1,834	1,751	1,668	1,585
Other assets	435	135	2,052	8,245	8,459	8,975	10,066
TOTAL ASSETS	$ 24,026	$ 26,398	$ 47,754	$ 45,745	$ 52,742	$ 61,811	$ 76,259
LIABILITIES & EQUITY							
Current Liabilities							
Accounts payable	$ 18,462	$ 19,526	$ 17,816	$ 15,965	$ 21,704	$ 28,463	$ 39,994
Short-term & Curr. Portion long-term debt	182	668	–	–	–		
Income taxes payable	634	755	1,151	397	662	1,189	1,642
Other current liabilities	126	633	–	–	–	–	–
Total	19,404	21,582	18,967	16,362	22,367	29,652	41,636
Long-term debt (Notes payable)	2,570	624	–	–	–	–	–
TOTAL LIABILITIES	21,974	22,206	18,967	16,362	22,367	29,652	41,636
Stockholders' Equity							
Capital stock	13	13	5	5	5	5	5
Additional paid-in capital	–	–	24,008	24,008	24,008	24,008	24,008
Retained earnings	2,039	4,180	4,774	5,370	6,363	8,146	10,610
TOTAL EQUITY	2,052	4,192	28,787	29,383	30,376	32,159	34,623
TOTAL LIABILITIES & EQUITY	$ 24,026	$ 26,398	$ 47,754	$ 45,745	$ 52,742	$ 61,811	$ 76,259

CONSUMER
Benefits

- SK3 provides, on average 80% lower international rates when compared to Tier 1 carrier rates.
- SK3 provides, on average 50% lower international rates when compared to VoIP services Vonage and Skype.



Carriers

CARRIER	COUNTRY	PROGRAM	RATE/$	MONTHLY FEES
ATT	INDIA	ATT Worldwide Value Calling	28 cents	$5
SPRINT	INDIA	SPRINT 50 at Home	33 cents	$3
VONAGE	INDIA	Vonage International	17 cents	$24.99
SKYPE	INDIA	Skype International	15 cents	$0
SK3 GROUP	**INDIA**	**Reliablecom**	**7.9 cents**	**$0**

SK3 Group is over 100% lower than major international telco and Voip telecom companies

CARRIER	COUNTRY	PROGRAM	RATE/$	MONTHLY FEES
ATT	RUSSIA	ATT Worldwide Value Calling	16 cents	$5
SPRINT	RUSSIA	SPRINT 50 at Home	33 cents	$3
VONAGE	RUSSIA	Vonage International	12 cents	$24.99
SKYPE	RUSSIA	Skype International	4.8 cents	$0
SK3 GROUP	**RUSSIA**	**SDI Calling Card**	**2.4 cents**	**$0**

SK3 Group is over 100% lower than major international telco and Voip telecom companies

CARRIER	COUNTRY	PROGRAM	RATE/$	MONTHLY FEES
ATT	UAE	ATT Value Calling	39 cents	$5
SPRINT	UAE	SPRINT 50 at Home	53 cents	$3
VONAGE	UAE	Vonage International	29 cents	$24.99
SKYPE	UAE	Skype International	26 cents	$0
SK3 GROUP	**UAE**	**Hot-Dog Phone Card**	**13 cents**	**$0**

SK3 Group is over 100% lower than major international telco and Voip telecom companies



MANAGEMENT
Bios

SK3 has attracted and assembled management with proven track records in all facets of the corporate and telecommunications world. Key management members have been founders and operators of successful telecommunications based endeavors for as long as thirteen years. A key metric to any of SK3's acquisitions is to ensure that the incoming management adds new value and provides a core competence that is unique to the group.

Sajid Kapadia, CEO & Director

Sajid Kapadia has been a leader in the telecom sector for 13 years. His professional experience began in 1994 when he sold long distance services for Sprint. In 1998, Mr. Kapadia established 9278 Distributors Inc., an integrated telecom company, as CEO he developed the business from a $22MM enterprise to in excess of $200MM in annual revenues over a four year period. Mr. Kapadia is highly experienced in all aspects of the telecom sector. In 1993, Mr. Kapadia earned a degree in Mechanical Engineering from Gandhi Engineering College in Gujarat India.

Haris Syed, COO

Haris Syed, is experienced in the logistics and operations within the telecommunications sector. He served as President of 9278 Communications, Inc. until 2004 and then as President of Kaph Groups, Inc. from 2005 through 2007 where he oversaw the deployment of a telecom switching facility and development of very early stage e-commerce portals. Mr. Syed completed his Bachelor of Business Administration from Columbus University in 2002.

Atul Malhotra (CPA), Chief Financial Officer

Mr. Malhotra, has 25 years of accounting experience with the last 10 years specific to the telecommunications industry. Since 1996, he has worked independently as an accountant and consultant to publicly traded and privately held companies. Prior to starting his own firm, Mr. Malhotra was the Corporate Controller for New York based Lyon Credit Services. Mr. Malhotra received his Certified Public Accountant status in 1990.

Pradip Patel, President, TPC

Pradip Patel has owned and operated his own telecom distribution business for 9 years. Mr. Patel founded The Phonecard Warehouse which generates in excess of $100MM in annual revenues. Prior to this, Mr. Patel served as a Project Engineer for Lockheed Martin Aerospace from 1986 through 1998. In 1986, Mr. Patel received a Bachelor of Science in Electronic Engineering from DeVry Institute of Technology in Chicago.

Sohel Kapadia, President, SDI

Sohel Kapadia has over 10 years of experience in the telecom industry. As operator and principal of SDI, a distribution and marketing company generating in excess of $70MM in annual sales, SDI's products can be found coast to coast in the United States. In 1993, Mr. Kapadia received a Bachelor of Science from Gujarat University based in Gujarat, India.

Melissa Perez, VP Wireless Group

Melissa Perez's career in the telecom industry began in 1999. Ms. Perez founded Empire Mobile, a private label CDMA technology program and Anytime Mobile, a private label GSM technology program. Ms. Perez developed web portals for Empire Mobile and Anytime Mobile enhancing the company's product offerings. In 2005, Ms. Perez received a Bachelor of Science in Business Management from Mercy College in Dobbs Ferry, New York.

SK3 GROUP

Tel 914 777 2090
Fax 914 777 2095
Email info@sk3group.com
500 Mamaroneck Ave, 4th Floor
Harrison, NY 10528

Safe Harbor The audience is reminded that details discussed in this presentation fall within the scope of Section 27A of the Securities Act of 1933 and Section 21 of the Securities Exchange Act of 1934 and are subject to the safe harbors created thereby. Forward-looking statements include, but are not limited to, those statements regarding management's plans, marketing strategy, targets and strategy for future expansion, and future fiscal performance. The Company's actual results could differ materially from those anticipated by the forward-looking statements.

Disclaimer SK3 Group, Inc. has entered into definitive agreements for the acquisition of 100% of each of the following companies: Reliablecom, Inc., Sohel Distributors Inc. and The Phone Card Warehouse, Inc. SK3Group, Inc. has entered into letters of intent to acquire 100% of the assets of eurocallingcards.com and 100% of the membership interests of Bellerud Communications, LLC. None of the foregoing transactions have closed as of the date of this presentation. There can be no assurance that any of the foregoing transactions will be completed. The information presented herein assumes that each of the transactions will in fact be completed and provides a description of SK3 Group, Inc. as if such has occurred. The historical financial information presented is merely a compilation of the unaudited financial results for each of the companies to be acquired. The officers of SK3Group, Inc. described herein, other than Sajid Kapadia, will be appointed to the positions described herein upon the closing of the acquisition of Reliablecom, Inc.